Exhibit 99.1

ATLANTIC POWER LIMITED PARTNERSHIP

AND SUBSIDIARIES

Consolidated Financial Statements

For the Three Months Ended March 31, 2015

ATLANTIC POWER LIMITED PARTNERSHIP

AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

 (in millions of U.S. dollars)

	March 31,	December 31,
	2015	2014
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$47.9	$50.2
Accounts receivable	40.8	46.4
Inventory	12.4	16.2
Prepayments and other current assets	10.4	10.6
Refundable income taxes	0.1	0.7
Total current assets	111.6	124.1

Property, plant, and equipment, net	745.4	791.1
Equity investment in unconsolidated affiliate	132.4	135.0
Power purchase agreements and intangible assets, net	327.2	348.4
Goodwill	197.2	197.2
Derivative instruments asset	0.3	1.1
Deferred financing costs	35.2	36.5
Other assets	9.1	9.0
Total assets	$1,558.4	$1,642.4

Liabilities
Current liabilities:
Accounts payable	$5.2	$7.9
Related party payables	59.3	$57.8
Accrued interest	2.7	0.2
Other accrued liabilities	16.8	20.5
Current portion of long-term debt	5.4	5.6
Current portion of derivative instruments liability	27.9	29.7
Other current liabilities	5.7	6.8
Total current liabilities	123.0	128.5

Long-term debt	681.1	717.5
Derivative instruments liability	30.1	35.4
Deferred income taxes	87.2	91.1
Power purchase and fuel supply agreement liabilities, net	31.0	33.4
Other long-term liabilities	52.1	53.8
Total liabilities	1,004.5	1,059.7

Commitments and contingencies

Equity
Partners’ capital	1,020.1	1,020.1
Accumulated other comprehensive loss	(101.1)	(65.9)
Retained deficit	(586.4)	(592.8)
Total Atlantic Power Limited Partnership equity	332.6	361.4
Preferred shares issued by a subsidiary company	221.3	221.3
Total equity	553.9	582.7
Total liabilities and equity	$1,558.4	$1,642.4

ATLANTIC POWER LIMITED PARTNERSHIP

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions of U.S. dollars)
(unaudited)

	Three months ended March 31,
	2015	2014
Project revenue:
Energy sales	$49.6	$59.0
Energy capacity revenue	27.7	28.4
Other	23.5	27.2
	100.8	114.6
Project expenses:
Fuel	40.9	51.6
Operations and maintenance	17.3	22.0
Depreciation and amortization	25.0	27.7
	83.2	101.3
Project other income (expense):
Change in fair value of derivative instruments	0.9	16.0
Equity in earnings of unconsolidated affiliates	0.6	0.8
Interest expense, net	—	(6.1)
	1.5	10.7
Project income	19.1	24.0

Administrative and other expenses (income):
Administration	0.2	0.1
Interest, net	12.0	31.4
Foreign exchange gain	(14.3)	(6.6)
	(2.1)	24.9
Loss from continuing operations before income taxes	21.2	(0.9)
Income tax benefit	(0.8)	(10.8)
Net income from continuing operations	22.0	9.9
Net income from discontinued operations	—	2.0
Net income	22.0	11.9
Net income attributable to preferred shares of a subsidiary company	2.3	2.8
Net income attributable to Atlantic Power Limited Partnership	$19.7	$9.1

ATLANTIC POWER LIMITED PARTNERSHIP

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions of U.S. dollars)
(unaudited)

	Three months ended March 31,
	2015	2014
Cash flows from operating activities:
Net income	$22.0	$11.9
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	25.0	27.7
Gain on sale of asset	—	(2.1)
Distributions from unconsolidated affiliate	3.2	—
Equity in earnings from unconsolidated affiliate	(0.6)	(0.8)
Unrealized foreign exchange gain	(14.3)	(6.6)
Change in fair value of derivative instruments	(0.9)	(16.0)
Change in deferred income taxes	(1.9)	(12.1)
Change in other operating balances
Accounts receivable	5.6	14.1
Inventory	3.8	—
Prepayments, supplies and other assets	1.9	(1.4)
Accounts payable	(5.4)	3.4
Accruals and other liabilities	(2.4)	(19.3)
Cash flows provided by (used in) operating activities	36.0	(1.2)

Cash flows used in investing activities:
Proceeds from sale of asset, net	—	1.0
Purchase of property, plant and equipment	(1.2)	(2.3)
Cash flows used in investing activities	(1.2)	(1.3)

Cash flows (used in) provided by financing activities:
Proceeds from senior secured term loan facility	—	600.0
Repayment of corporate and project-level debt	(21.4)	(415.0)
Contributions from parent	—	8.1
Distributions to parent	(13.4)	(127.5)
Deferred financing costs	—	(38.9)
Dividends paid on preferred shares of a subsidiary company	(2.3)	(5.9)
Cash flows (used in) provided by financing activities	(37.1)	20.8

Net (decrease) increase in cash and cash equivalents	(2.3)	18.3
Cash and cash equivalents at beginning of period	50.2	29.8
Cash and cash equivalents at end of period	$47.9	$48.1

Supplemental cash flow information
Interest paid	$6.8	$36.9
Taxes paid	$0.8	$0.6